Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. Sec.1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Arax Holdings Corp. (the “Company”) on Form 10-Q for the period ended April 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Steven J. Keough, Principal Executive Officer and Principal Financial Officer of the registrant, certifies, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

1.               The Report on Form 10-Q fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the Report.

Date:	June 13, 2014	By:	/s/ Steven J. Keough
Name: Steven J. Keough
Title: Principal Executive Officer and Principal Financial Officer